UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2009

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159	93-0780536
(Commission File Number)	(IRS Employer Identification No.)

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(503) 284-7581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David I. Chemerow as Chief Operating Officer and Chief Financial Officer

Effective October 1, 2009, Rentrak Corporation ("Rentrak" or the "Corporation"), with the approval of Rentrak's Board of Directors (the "Board"), hired David I. Chemerow as the company's Chief Operating Officer and Chief Financial Officer.

Mr. Chemerow, age 58, served as Senior Vice President and Chief Financial Officer of Olympus Media LLC, a firm specializing in the sale of outdoor advertising with headquarters in Atlanta, Georgia, from June 2005 through September 2009. He was Chief Operating Officer of TravelCLICK, Inc., a leading provider of solutions that help hotels maximize profit from electronic distribution channels, from December 2003 through August 2004. He was the Chief Operating Officer of ADcom Information Services, Inc., which provided ratings for viewership of TV programs to cable operators, from July 2002 through December 2003. He served as President and Chief Executive Officer of Soldout.com, Inc. in 2000 and was President and Chief Operating Officer from 1999 through 2000. Soldout.com, Inc. was a premium event and entertainment resource, specializing in sold-out and hard–to-obtain tickets and personalized entertainment packages for sports, theater, cultural and other events. Mr. Chemerow was President and Chief Operating Officer of GT Interactive Software Corp., a company principally engaged in publishing computer games, from 1998 to 1999, and he served as Executive Vice President and Chief Operating Officer from 1997 to 1998. From 1996 to 1997, he was Executive Vice President and Chief Financial Officer of ENTEX Information Services, Inc., a company principally engaged in providing distributed computing management solutions.

From 1990 to 1996, Mr. Chemerow was Executive Vice President, Finance and Operations and Chief Financial Officer of Playboy Enterprises, Inc. (“Playboy”). Mr. Chemerow has been a director of Playboy since 1996 and has been its non-executive chairman of the board since May 15, 2009.

Mr. Chemerow holds a Masters of Business Administration from Tuck School at Dartmouth College and a Bachelor of Arts from Dartmouth College. He also serves on the board of directors of Dunham’s Athleisure Corp., a sporting goods retailer.

Employment Agreement with David I. Chemerow

In connection with Mr. Chemerow’s hiring, the independent compensation committee of Rentrak's board of directors approved an employment agreement with Mr. Chemerow providing for his employment for a term ending September 30, 2013. A brief description of the terms of the employment agreement and related compensation arrangements follows.

The employment agreement provides for an initial annual base salary of $150,000, which will be increased by 10 percent on each April 1 during the term. Mr. Chemerow is also eligible to receive an annual cash bonus of up to $100,000 based on the achievement of performance measures established each year. For fiscal 2010, such performance measures relate to integrating Rentrak’s back office functions into one support group, assisting in the formulation of a revamped business plan for the company, establishing a project plan to match sales needs and IT development, performing a companywide expense study, and assisting with Rentrak’s investor relations function. Rentrak has also agreed to reimburse certain expenses relating to the sale of Mr. Chemerow's residence in Atlanta, Georiga, and relocation to Portland, Oregon.

If Mr. Chemerow's employment is terminated without cause or for good reason, he will be entitled to a lump-sum cash severance payment in the amount of $150,000, extension of health benefits for 12 months, and payment of all or a portion of the cash bonus for the fiscal year in which termination occurs, based on the extent to which the applicable performance measures for that fiscal year had been achieved prior to termination. Severance payments are conditioned on execution of a general release of claims against Rentrak.

Good reason is defined as Rentrak's failure to comply with the material terms of the agreement or an act or failure to act by Rentrak that constitutes a substantial adverse change in Mr. Chemerow’s position or responsibilities, a material reduction in his base salary or failure to continue to provide employee benefits. Cause is defined as a material breach of the agreement by Mr. Chemerow, his failure to comply with Rentrak's general policies or standards or to perform any job duties, a felony conviction or plea of no contest, or any act by Mr. Chemerow constituting fraud, dishonesty involving Rentrak, or in competition with or materially detrimental to Rentrak.

The compensation committee also approved the grant to Mr. Chemerow of employee stock options to purchase 121,750 shares of Rentrak common stock under Rentrak's Amended and Restated 2005 Stock Incentive Plan. The stock options have an exercise price of $17.22 per share, vest over four years, and have a 10-year term. Upon termination without cause or for good reason, two annual installments of stock options will vest to the extent not previously vested. If a change in control of Rentrak occurs on or after April 1, 2010, the stock options will vest in full. .

The compensation committee also approved the grant to Mr. Chemerow of 131,173 restricted stock units ("RSUs"), each of which represents a contingent right to receive one share of Rentrak common stock. The RSUs will vest, if at all, upon satisfaction of performance goals tied to achievement of (a) specified levels of earnings before interest, taxes, depreciation and amortization, as modified by subtracting certain other expenses ("modified EBITDA"), and margin based on modified EBITDA, over the current and next two fiscal years, or (b) trading-price targets for Rentrak's common stock ranging from $20 to $40 per share for 65 consecutive trading days during the period ending June 15, 2013. Vesting of a portion or all of the RSUs will also occur if a change in control of Rentrak occurs at price levels ranging from $20 to $40 per share. Upon termination without cause or for good reason, 36,000 RSUs will vest if termination is on or prior to June 30, 2010, 54,000 RSUs will vest if termination occurs on or after July 1, 2010 and prior to July 1, 2011, and 72,000 RSUs will vest if termination occurs on or after July 1, 2011 and on or prior to June 30, 2012.

Transition Arrangements with Mark L. Thoenes

Mark L. Thoenes, who has been Rentrak’s Chief Financial Officer since July 1, 2000, is leaving the company to pursue new business opportunities. He will continue as Executive Vice President of Rentrak through November 15, 2009, to assist in the transition of the CFO position, as well as that of principal accounting officer, to Mr. Chemerow. Mr. Thoenes will continue to receive his regular base salary and other benefits during the transition period. Beginning November 16, 2009, Mr. Thoenes will receive severance compensation as described in Rentrak’s proxy statement for its 2009 Annual Meeting of Shareholders under the heading “Executive Compensation—Potential Payouts upon Termination or Change-in-Control,” which information has been incorporated by reference into Item 11 of Rentrak’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and to which reference is hereby made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: October 1, 2009	By:	/s/ William P. Livek
William P. Livek Chief Executive Officer

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